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                                                       Exhibit 23.2
                                                       ------------

                                    ARTHUR
                                   ANDERSEN


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


    As independent public accountants, we hereby consent to (i) the incorporation by reference in this registration statement of our reports dated January 26, 1996 and March 8, 1996 included in Softdesk Inc.'s Form 10-K, as amended, for the year ended December 31, 1995, (ii) the incorporation by reference in this registration statement of our reports dated March 8, 1996 on the balance sheets of SOFT-TECH Software Technologie GmbH as of December 31, 1995 and 1994 and the related statements of operations, stockholder's deficiency, and cash flows for the three years ending December 31, 1995, included in Softdesk, Inc.'s Form 10k, and (iii) to all references to our Firm included in this registration statement.



                                             /s/ Arthur Anderson LLP
                                             ARTHUR ANDERSEN LLP



    Boston, Massachusetts
    September 16, 1996